Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-45569

                       Prospectus Supplement

           The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Securityholders" table in the Prospectus Supplement dated February 25, 1998:

                                               Principal Amount
                                                of Registered
                  Selling Holders                   Notes
Morgan Stanley Dean Witter(1)................    $9,355,000
Total of Above...............................    $9,355,000

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1  Morgan Stanley & Co. Incorporated, an affiliate of Morgan
   Stanley Dean Witter, was an Initial Purchaser of the 1.80% Convertible Subordinated Notes due September 16, 2004 when such Notes were originally sold in a private placement.


           The "Selling Securityholders" table in the Prospectus, as supplemented, is amended so that the principal amount of registered Notes held by McMahan Securities Company, L.P. is reduced from $5,325,000 to $500,000.



         This Prospectus Supplement is dated May 11, 1998.